As filed with the Securities and Exchange Commission on June 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NewAmsterdam Pharma Company N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Gooimeer 2-35 1411 DC Naarden The Netherlands (Address of Principal Executive Offices)	Not applicable (Zip Code)

NewAmsterdam Pharma Company N.V. 2026 Employee Stock Purchase Plan

(Full title of the plan)

NewAmsterdam Pharma Corporation

1730 Main Street, Suite #226

Weston, FL 33326

(Name and address of agent for service)

Tel: (305) 627-3081

(Telephone number, including area code, of agent for service)

Copies to:

Michael F. Marino NewAmsterdam Pharma Corporation 1730 Main Street, Suite #226 Weston, FL 33326 Tel: (305) 627-3081	Brian K. Rosenzweig Kerry S. Burke Covington & Burling LLP 30 Hudson Yards New York, NY 10001 Tel: (212) 841-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plan covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below have been filed with the Commission by the Registrant and are incorporated herein by reference to the extent not superseded by documents subsequently filed:

1)
the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 18, 2026;
2)
the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the Commission on May 7, 2026;
3)
the Company’s Current Reports on Form 8-K filed with the Commission on April 24, 2026 and June 3, 2026; and
4)
the description of the Ordinary Shares contained in the registration statement on Form 8-A, filed with the Commission on November 22, 2022, as the description therein has been updated and superseded by the description of the Ordinary Shares contained in Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 26, 2025, and including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents. The Company is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Registrant is a public limited liability company (naamloze vennootschap).

Under Dutch law, the Registrant’s directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held liable for damages to the Registrant and to third parties for infringement of the Registrant’s articles of association (the “Articles of Association”) or of certain provisions of Dutch law. In certain circumstances, they may also incur other specific civil, administrative and criminal liabilities. Subject to certain exceptions, the Articles of Association provide for indemnification of the Registrant’s current and former directors and other current and former officers and employees as designated by the Registrant’s board of directors. No indemnification under the Articles of Association will be given to an indemnified person:

•
if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);
•
to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);
•
in relation to proceedings brought by such indemnified person against the Registrant, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to the Articles of Association, pursuant to an agreement between such indemnified person and the Registrant, which has been approved by the Registrant or pursuant to insurance taken out by us for the benefit of such indemnified person; and
•
for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the Registrant’s prior consent.

Under the Articles of Association, the Registrant’s board of directors may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

The Registrant has also entered into indemnification agreements with each of our directors and executive officers providing for procedures for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at the Registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law and subject to the exceptions provided in such agreements.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1

English translation of Articles of Association of NewAmsterdam Pharma Company N.V. (incorporated by reference to Exhibit 1.1 to the Shell Company Report on Form 20-F (Reg. No. 001-41562) filed with the Commission on November 28, 2022).

5.1*	Opinion of NautaDutilh N.V., regarding validity of the Ordinary Shares.

23.1*	Consent of NautaDutilh N.V. (included in Exhibit 5.1).

23.2*	Consent of Deloitte Accountants B.V., independent registered public accounting firm of NewAmsterdam Pharma Company N.V.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1	NewAmsterdam Pharma Company N.V. 2026 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 3, 2026).

107*	Filing Fee Table.

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Weston, Florida, on June 5, 2026.

NewAmsterdam Pharma Company N.V.

By:	/s/ Michael Davidson
Name:	Michael Davidson, M.D.
Title:	Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Davidson, Ian Somaiya and Michael F. Marino, each acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Michael Davidson	Chief Executive Officer and Director	June 5, 2026
Michael Davidson, M.D.	(Principal Executive Officer)

/s/ Ian Somaiya	Chief Financial Officer	June 5, 2026
Ian Somaiya	(Principal Financial Officer)

/s/ Louise Kooij	Chief Accounting Officer	June 5, 2026
Louise Kooij	(Principal Accounting Officer)

/s/ William H. Lewis	Chairman of the Board of Directors	June 5, 2026
William H. Lewis, J.D., M.B.A.

/s/ Adele Gulfo	Director	June 5, 2026
Adele Gulfo

/s/ Wouter Joustra	Director	June 5, 2026
Wouter Joustra

Name	Title	Date
/s/ John Kastelein	Director	June 5, 2026
John Kastelein, M.D., Ph.D., FESC

/s/ Louis Lange	Director	June 5, 2026
Louis Lange, M.D., Ph.D.

/s/ Mark C. McKenna	Director	June 5, 2026
Mark C. McKenna

/s/ John W. Smither	Director	June 5, 2026
John W. Smither

/s/ James N. Topper	Director	June 5, 2026
James N. Topper, M.D., Ph.D.

/s/ Janneke van der Kamp	Director	June 5, 2026
Janneke van der Kamp

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE COMPANY

Pursuant to the requirement of the Securities Act, the undersigned, the duly authorized representative in the United States of NewAmsterdam Pharma Company N.V., has signed this registration statement in the United States, on the 5th day of June, 2026.

NewAmsterdam Pharma Corporation

By:	/s/ Michael Davidson
Name:	Michael Davidson, M.D.
Title:	President